SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 29, 2008 (July 28, 2008)
Universal Display Corporation
(Exact Name of Registrant Specified in Charter)

Pennsylvania	1-12031	23-2372688

(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

375 Phillips Boulevard
Ewing, NJ	08618

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (609) 671-0980
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On July 28, 2008, the Registrant entered into an OLED Technology License and Technical Assistance Agreement and a Commercial OLED Material Supply Agreement with Kyocera Corporation. The agreements will become effective upon notice from Kyocera Corporation given on or before December 31, 2008. Under the Technology License and Technical Assistance Agreement, the Registrant granted Kyocera Corporation rights under various patents owned or controlled by the Registrant for Kyocera Corporation to make and sell specified organic light emitting device (OLED) display products. This agreement also acknowledges certain technical assistance that the Registrant has been providing, and would continue to provide, to Kyocera Corporation in connection with its manufacture of these licensed products. Under the agreement, Kyocera Corporation will pay the Registrant upfront license fees, fees for technical assistance and running royalties on its sales of licensed products. Under the Commercial OLED Material Supply Agreement, the Registrant agreed to sell to Kyocera Corporation certain OLED materials for use by Kyocera Corporation in manufacturing OLED products as authorized under the Technology License and Technical Assistance Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL DISPLAY CORPORATION
By:	/s/ Sidney D. Rosenblatt
Sidney D. Rosenblatt
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Dated: July 29, 2008